                                  SCHEDULE 14A

                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


  Check the appropriate box:
 / /  Preliminary proxy statement.          / /  Confidential, for use of the Commission only
 /X/  Definitive proxy statement.                (as permitted by Rule 14a-6(e)(2)).
 / /  Definitive additional materials.
 / /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.


                              TUTOGEN MEDICAL, INC.

                (Name of Registrant as specified in its Charter)

                                      None.

    (Name of person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

/ /      Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

                              TUTOGEN MEDICAL, INC.
                                925 ALLWOOD ROAD
                            CLIFTON, NEW JERSEY 07012




                                                               February 20, 2001


Dear Shareholder:

         On behalf of the Board of Directors, I cordially invite you to attend the 2001 Annual Meeting of the Shareholders of Tutogen Medical, Inc. (the "Company"), which will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, Boardroom, New York, New York 10016.

         At the Annual Meeting, you will be asked (i) to elect seven (7) directors as members of the Board of Directors of the Company, (ii) to approve an amendment to the Company's 1996 Incentive and Non-Statutory Stock Option Plan increasing the total number of shares covered by the Plan from 2,500,000 to 3,500,000, (iii) to ratify the appointment of Deloitte and Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 2001, and (iv) to transact such other business as may properly come before the meeting or any adjournment thereof. On the following pages you will find the Notice of the Annual Meeting of Shareholders, and the Proxy Statement providing information concerning the matters to be acted upon at the meeting. Of course, the Board of Directors will be present at the Annual Meeting to answer any questions you might have.

         YOUR VOTE IS IMPORTANT! The Company's Board of Directors would greatly appreciate your attendance at the Annual Meeting. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED. Accordingly, please sign, date, and return the enclosed proxy card, which will indicate your vote upon the various matters to be considered. If you do attend the meeting and desire to vote in person, you may do so by withdrawing your proxy at that time.

         I sincerely hope you will be able to attend the Annual Meeting and I look forward to seeing you at the 2001 Annual Meeting of Shareholders.


                                                     Very truly yours,



                                                     THOMAS W. PAUKEN
                                                     CHAIRMAN OF THE BOARD

                              TUTOGEN MEDICAL, INC.
                                925 ALLWOOD ROAD
                            CLIFTON, NEW JERSEY 07012




                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 26, 2001


TO THE SHAREHOLDERS OF TUTOGEN MEDICAL, INC.:

NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of the Shareholders of Tutogen Medical, Inc., a Florida corporation (the "Company") will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, Boardroom, New York, New York 10016, on March 26, 2001 at 12:30 p.m., local time, to act on the following matters:


          1. To elect seven (7) directors as members of the Board of Directors of the Company to serve until the 2002 Annual Meeting of Shareholders and until their respective successors shall be duly elected and qualified;

          2. To approve an amendment to the Company's 1996 Incentive and Non-Statutory Stock Option Plan increasing the number of shares covered thereby from 2,500,000 to 3,500,000 shares;

          3. To ratify the appointment of Deloitte and Touche L.L.P. as the Company's independent auditors for the fiscal year ending September 30, 2001; and

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Only Shareholders of record at 5:00 p.m., Eastern Standard Time, on February 12, 2001 are entitled to receive notice of, and to vote at, the Annual Meeting. EACH SHAREHOLDER, EVEN THOUGH HE OR SHE MAY PRESENTLY INTEND TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO SIGN AND DATE THE ENCLOSED PROXY CARD AND TO RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. Any shareholder present at the Annual Meeting may withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting.


                                              By Order of the Board of Directors

                                              /s/ Thomas W. Pauken,

                                              Thomas W. Pauken,
                                              CHAIRMAN OF THE BOARD

Clifton, New Jersey
February 20, 2001

                              TUTOGEN MEDICAL, INC.
                                925 ALLWOOD ROAD
                            CLIFTON, NEW JERSEY 07012


                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MARCH 26, 2001

                               GENERAL INFORMATION

         This Proxy Statement is being furnished to the holders ("Shareholders") of the common shares, par value $.01 per share ("Common Shares"), of Tutogen Medical, Inc., a Florida corporation (the "Company") in connection with the solicitation, by the Company's Board of Directors, of proxies for use at the 2001 Annual Meeting of Shareholders to be held on March 26, 2001 at 12:30 p.m. (the "Annual Meeting") and at any adjournment thereof. The Annual Meeting will be held at the American Stock Exchange, 86 Trinity Place, 14th Floor, Boardroom, New York, New York 10016.

         At the Annual Meeting, Shareholders will be asked to consider and vote on (i) the election of seven (7) directors as members of the Board of Directors of the Company, (ii) an amendment to the Company's 1996 Incentive and Non-Statutory Stock Option Plan increasing the total number of shares covered by the Plan from 2,500,000 to 3,500,000 and (iii) the ratification of Deloitte and Touche, L.L.P. as the Company's auditors for the fiscal year ending September 30, 2001. All properly executed proxies received prior to or at the Annual Meeting will be voted in accordance with the instructions indicated thereon, if any. If no instructions are indicated, such proxies will be voted FOR the election of the Board of Directors' nominees for directors, FOR the amendment to the 1996 Incentive and Non-Statutory Stock Option Plan and FOR the ratification of Deloitte and Touche L.L.P. as the Company's auditors.

         The Board of Directors has fixed 5:00 p.m., Eastern Standard Time, on February 12, 2001 as the record date (the "Record Date") for the determination of the Shareholders of record entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment thereof. On February 12, 2001, there were 14,847,750 issued and outstanding Common Shares of the Company, constituting the only class of stock outstanding. The presence of a majority of the outstanding Common Shares as of the Record Date, in person or represented by proxy, will constitute a quorum at the Annual Meeting.

         Any Shareholder may revoke his or her proxy, at any time before it is exercised, by (i) duly executing and submitting a subsequently dated proxy, (ii) delivering a subsequently dated written notice of revocation to the Company, which notice is received at or before the Annual Meeting, or (iii) voting in person at the Annual Meeting (although, mere attendance at the Annual Meeting will not, in and of itself, constitute a revocation of the proxy). Any written notice revoking a proxy should be sent to the Secretary of the Company at the Company's principal executive offices, located at the address set forth above.

         This Proxy Statement and the enclosed proxy card are first being sent to Shareholders, together with the Notice of Annual Meeting, on or about February 20, 2001. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE, AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WITH THESE MATERIALS. No postage is necessary if the proxy is mailed in the United States in the accompanying envelope.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

         In accordance with the Company's Bylaws, the Board of Directors has fixed the number of directors of the Company ("Directors") to be elected at the Annual Meeting at seven (7). The Company currently has eight Directors, each of whose term of office will expire at the Annual Meeting. The Board of Directors has unanimously nominated seven (7) persons (each, a "Nominee"), six of whom are current Directors, to stand for election at the Annual Meeting. Each Nominee has agreed to election as a Director, to hold office until the 2002 Annual Meeting of Shareholders and until his successor has been duly elected and qualified.

         It is intended that the proxies received from Shareholders, unless contrary instructions are given therein, will be voted in favor of the election of the Nominees, named below, each of whom has consented to being named herein and have indicated their intention to serve if elected. If any Nominee, for any reason, should become unavailable for election, or if a vacancy should occur before the election, it is intended that the shares represented by the proxies will be voted for such other person, as the Company's Board of Directors shall designate to replace such Nominee. The Board of Directors has no reason to believe that any of the Nominees will not be available or prove unable to serve if so elected.

NOMINEES FOR DIRECTOR

         The following table sets forth the names and ages of each person nominated for election as a Director of the Company, the positions and offices that each Nominee has held with the Company, and the period during which each has served in such positions and offices. Each Director serves for a term of one year and until his successor is duly elected and qualified.

                                TABLE OF NOMINEES

     NAME OF NOMINEE       AGE               POSITIONS/OFFICES               PERIOD SERVED IN OFFICE/POSITION
     ---------------       ---               -----------------               --------------------------------
G. Russell Cleveland        62                                     Director  1997 - present

Robert C. Farone            58                                     Director  May 1999 - present
J. Harold Helderman         55                                     Director  1997 - present

Manfred Kruger              54                      Chief Executive Officer  December 1999 - present
                                                                  President  July 1999 - present
                                                    Chief Operating Officer  1999 - present

Theodore I. Malinin         67                                     Director  Nominee

Thomas W. Pauken            57                        Chairman of the Board  April 2000 - present
                                                                   Director  January 1999 - present

Carlton E. Turner           60                                     Director  April 2000 - present



         Set forth below are descriptions of the business experience during the past five (5) years or more, and other biographical information, for the Nominees seeking election to the Board of Directors.

         G. RUSSELL CLEVELAND is the principal founder and the majority shareholder of Renaissance Capital Group, Inc. ("Renaissance"). Renaissance specializes in providing capital to growing emerging publicly owned companies. He is a Chartered Financial Analyst with over 40 years experience in financial planning and analysis. He has served as President of the Dallas Association of Investment Analysts. For over 10 years he was a contributing editor of TEXAS BUSINESS MAGAZINE. Mr. Cleveland currently serves as the Managing General Partner of Renaissance Capital Partners, Ltd., President and Director of Renaissance Capital Growth & Income Fund III, Inc. (NASDAQ), and Director of Renaissance U.S. Growth & Income Trust PLC, which is traded on the London exchange. Mr. Cleveland also currently serves as director of Danzer Corp. (formerly Global Environmental Corp.), and Bentley Pharmaceuticals, Inc.

         ROBERT C. FARONE has been the President of Bag'n Baggage, Ltd. since June 1985. Bag'n Baggage is an 80-store retailer of luggage and leather goods operating in eight (8) states under the trade names Bag'n Baggage, Biagio, Houston Trunk Factory, Malm and Roberto's. Mr. Farone has also served as a director on the board of Caribbean Marine, Inc. since June 1985. From September 1985 to July 1986 he served as a director on the board of 50 Off Stores, and from August 1988 to September 1991 he served as Chairman of the Board. 50 Off Stores were a regional chain of deep discount stores specializing in ready to wear having 72 locations in five states.

         J. HAROLD HELDERMAN, MD is a Professor of Medicine, Microbiology and Immunology at Vanderbilt University, Nashville, Tennessee, and is the Medical Director of the Vanderbilt Transplant Center. Dr. Helderman received his MD from the State University of New York, Downstate Medical Center in 1971, Summa Cum Laude. In addition to book and monograph writings, he has authored more than 125 publications in his field of transplant medicine. Dr. Helderman is the immediate past President of the American Society of Transplant Physicians.

         MANFRED K. KRUGER joined the Company in June 1997, serving as Chief Operating Officer and Managing Director for International Operations. On July 1, 1999 he became the Company's President and on December 1, 1999, he became Chief Executive Officer. Prior to joining the Company, Mr. Kruger was Executive Vice President of Fresenius Critical Care International, a division of Fresenius Medical Care, AG. Prior to Fresenius, Mr. Kruger held management positions with Squibb Medical Systems and American Hospital Supply.

         DR. THEODORE I. MALININ has been a Professor of Orthopaedics and Rehabilitation and the Director of the Tissue Bank, University of Miami, since 1971 and has also been Associate Chairman for Academic Affairs at the University since 1991. Dr. Malinin received a B.S. Degree in Biology from Concord College, an M.S. degree in Anatomy from the University of Virginia and an M.D. from the University of Virginia School of Medicine and is licensed in the States of Virginia and Florida. Doctor Malinin is a pioneer in cryobiology and tissue banking. In addition to some 200 scientific papers, he has authored five books. He is a member of Trustees of Mannheimer Foundation, Inc. and the Board of Directors of ACMS, Inc.

         THOMAS W. PAUKEN is the current Chairman of the Board. He currently serves as the Trustee for Capital Partners II, Ltd. Liquidating Trust. He also serves as Chairman of the Board of TOR Minerals, International, Inc. For six years, Mr. Pauken served as Vice President and Corporate Counsel of Garvon, Inc., a Dallas-based venture capital company. From 1981 to 1985, Mr. Pauken served as Director of ACTION, an independent federal agency. He also served on the White House legal Counsel's staff during the Reagan Administration. Mr. Pauken's military service included a tour of duty in Vietnam as a Military Intelligence Officer. Mr. Pauken received a B.A. from Georgetown University and J.D. degree from Southern Methodist University Law School.

         CARLTON E. TURNER, PH.D., D.SC. has been the President and Chief Executive Officer of Carrington Laboratories, Inc. ("Carrington") (NASDAQ: CARN) since April 1995. Carrington is a research-based pharmaceutical and medical device company in the field of wound care products. Dr. Turner has also served as the Chief Operating Officer from November 1994 to April 1995 and as the Executive Vice President of Scientific Affairs from January 1994 to November 1994 at Carrington. Before that, he was the President, Chief Operating Officer and Founder of Princeton Diagnostic Laboratories of America from 1987 to 1993. From 1981 to 1987 he was an Assistant to President Ronald Reagan with Cabinet Rank and Director of the White House Drug Policy Office. Previously, he was a Research Professor and Director of the Research Institute of Pharmacological Science, University of Mississippi.

DIRECTOR MEETINGS AND COMMITTEES

         During the fiscal year ended September 30, 2000 ("Fiscal Year 2000"), the Board of Directors of the Company held a total of four (4) regular and two
(2) telephonic meetings. Each of the Directors attended at least 80% of the total number of meetings of the Board of Directors. The committees of the Board of Directors consist of a Compensation and Stock Option Committee, a Nominating Committee and an Audit Committee.

         The Compensation and Stock Option Committee administers the Company's 1996 Stock Option Plan. The Committee makes recommendations to the Board of Directors with respect to the Company's compensation policies and the compensation of executive officers. The Compensation and Stock Option Committee is comprised of Robert C. Farone, J. Harold Helderman and Carlton E. Turner. All compensation matters were addressed by the full Board of Directors in Fiscal 2000.

         The Nominating Committee makes recommendations to the Board of Directors of the Directors to be elected at the Annual Meeting of Shareholders. The Nominating Committee is comprised of Thomas W. Pauken, Manfred K. Kruger and Robert C. Farone.

         The Audit Committee of the Board of Directors, comprised of Elroy G. Roelke, G. Russell Cleveland and Charles C. Dragone, held two meeting during fiscal year 2000. The members of the Audit Committee are independent (as independence is defined in Section 121(A) of the Amex's listing standards). The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached as "Appendix A" to this proxy. The Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and Company that might bear on the auditors' independence consistent with Independence Standards board Standard No. 1, "Independence Discussions with Audit Committees," discussed with the auditors any relationships that may impact their objectivity and independence and satisfied itself as to the auditors' independence. The Audit Committee also met with the independent public accountants to review the plans and results of the audit engagement, approving the services to be performed by the independent public accountants, considering the range of the audit and non-audit fees, reviewing the adequacy of the Company's system of internal accounting, reviewing the scope and results of the Company's internal audit procedures.

         The Audit Committee discussed and reviewed with the independent auditors all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, "Communication with Audit Committees" and, with management present, discussed and reviewed the results of the independent auditors' examination of the financial statements. The Committee also reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2000, with management and the independent auditors.

         Based on the above-mentioned review and discussions with management and the independent auditors, the Committee recommended to the board that the Company's audited financial statements be included in its Annual report on Form 10-KSB for the fiscal year ended September 30, 2000, for filing with the Securities and Exchange Commission. The Committee also recommended the reappointment, subject to shareholder approval, of the independent auditors and the Board concurred in such recommendation.

COMPENSATION OF DIRECTORS

         The Company's outside Directors receive a $6,000 annual retainer, $1,500 per meeting for attendance at Board meetings, $500 per telephonic meeting, plus reimbursement of out-of-pocket expenses. The Chairman of the Board receives $1,000 per month for his services as Chairman. Additionally, the Company's Directors are eligible to participate in the Company's 1996 Stock Option Plan, which plan is summarized elsewhere in this Proxy Statement under Proposal II.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                         THE ELECTION OF ALL 7 NOMINEES.

                             ----------------------

                                   PROPOSAL II

       AMENDMENT TO THE 1996 INCENTIVE AND NON-STATUTORY STOCK OPTION PLAN

         The Company has a 1996 Incentive and Non-Statutory Stock Option Plan (the "1996 Plan") to attract, maintain and develop management by encouraging ownership of the Company's Common Stock by Directors, Officers and other key employees. The 1996 Plan presently reserves 2,500,000 shares of the Company's Common Stock for issuance there under. As of September 30, 2000, options have been issued to purchase 2,363,372 shares leaving 136,628 shares available for issuance under the 1996 Plan. Unless sooner terminated, the 1996 Plan will expire on February 27, 2006.

         The Board of Directors of the Company has unanimously approved for submission to a vote of the shareholders a proposal to amend the 1996 Plan to provide for an increase in the number of shares reserved for issuance under the 1996 Plan from 2,500,000 shares of Common Stock to 3,500,000 shares of Common Stock. The Board of Directors believes it is in the Company's and its shareholders' best interests to approve the Amendment because it will provide sufficient shares remaining under the Plan to enable the Board to utilize stock based incentive compensation for both current and future employees of the Company.

         The proposed amendment will cause Section 3.1 of the Plan to be replaced with the following:

         3.1 SHARES SUBJECT TO PLAN. THE STOCK SUBJECT TO THE OPTIONS GRANTED UNDER THE PLAN SHALL BE SHARES OF THE COMPANY'S AUTHORIZED BUT UNISSUED COMMON STOCK, PAR VALUE $.01 PER SHARE ("COMMON STOCK"). THE TOTAL NUMBER OF SHARES THAT MAY BE ISSUED PURSUANT TO OPTIONS GRANTED UNDER THE PLAN SHALL NOT EXCEED 3,500,000 SHARES OF COMMON STOCK.

         The proposed amendment to the 1996 Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Meeting. Except for such amendment, if approved by the shareholders, the 1996 Plan will remain unchanged.

         At January 31, 2001 the closing market price of the Company's shares was $ 3.51

SUMMARY OF THE PLAN

         The following is a summary of the provisions of the 1996 Plan. This summary is qualified in its entirety by reference to the 1996 Plan, a copy of which may be obtained from the Company.

         The 1996 Plan authorizes the granting of both incentive stock options, as defined under Section 422 of the Internal Revenue Code of 1986 ("ISO"), and non-statutory stock options ("NSSO") to purchase Common Stock. All employees of the Company and its affiliates are eligible to participate in the 1996 Plan. The 1996 Plan also authorizes the granting of NSSOs to non-employee Directors and consultants of the Company. Pursuant to the 1996 Plan, an option to purchase 10,000 shares of Common Stock shall be granted automatically to each outside Director who is newly elected to the Board. In addition, an option to purchase 10,000 shares of Common Stock shall be granted automatically, on the date of each annual meeting of shareholders of the Company, to each outside Director who has served in that capacity for the past six months and continues to serve following such meeting.

         The Board of Directors or the Compensation and Stock Option Committee is responsible for the administration of the 1996 Plan and determines the employees to which options will be granted, the period during which each option will be exercisable, the exercise price, the number of shares of the Common Stock covered by each option, and whether an option will be a non-qualified or an incentive stock option. The exercise price, however, for the purchase of shares subject to such an option, cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The Stock Option Committee has no authority to administer or interpret the provisions of the 1996 Plan relating to the grant of options to outside Directors. The current members of the Compensation and Stock Option committee are Robert C. Farone, J. Harold Helderman and Carlton E. Turner.

         No option granted pursuant to the 1996 Plan is transferable otherwise than by will or the laws of descent and distribution. The term of each option granted to an employee under the 1996 Plan is determined by the Board of Directors or the Compensation and Stock Option Committee, but in no event may such term exceed 10 years from the date of grant. Each option granted to an outside Director under the 1996 Plan shall be exercisable in whole or in part during the four year period commencing on the date of the grant of such option. Any option granted to an outside Director should remain effective during its entire term, regardless of whether such Director continues to serve as a Director. The purchase price per share of Common Stock under each option granted to a Director will be the fair market value of such share on the date of grant.

         The vesting period for options granted under the 1996 Plan is set forth in an option agreement entered into with the optionee. Options granted to an optionee terminate three years after retirement. In the event of death or disability, all vested options expire one year from the date of death or termination of employment due to disability. Upon the occurrence of a "change in control" of the Company, the maturity of all options then outstanding under the 1996 Plan will be accelerated automatically, so that all such options will become exercisable in full with respect to all shares that have not been previously exercised or become exercisable. A "change in control" includes certain mergers, consolidation, and reorganization, sales of assets, or dissolution of the Company.

FEDERAL INCOME TAX CONSEQUENCES

         The holder of an ISO does not realize taxable income upon the grant or upon the exercise of the option (although the option spread is an item of tax preference income potentially subject to the alternative minimum tax). If the stock acquired upon exercise of the options sold or otherwise disposed of within two years from the option grant date or within one year from the exercise date then, in general, gain realized on the sale is treated as ordinary income to the extent of the option spread at the exercise date, and the company receives a corresponding deduction. Any remaining gain is treated as capital gain. If the stock is held for at least two years from the grant date and one year from the exercise date, then gain or loss realized upon the sale will be capital gain or loss and the Company will not be entitled to a deduction. A special basis adjustment applies to reduce the gain for alternative minimum tax purposes.

         An optionee does not realize taxable income upon the grant of an NQO. In general, the holder of a NQO realizes ordinary income in an amount equal to the difference between the exercise price and the market value on the date of exercise. The Company is entitled to a deduction at the same time and in a corresponding amount.

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              ---------------------

                                  PROPOSAL III

                    APPROVAL AND RATIFICATION OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has selected the firm of Deloitte and Touche L.L.P., independent public accountants, to be the Company's auditors for the fiscal year ending September 30, 2001, and recommends that Shareholders vote to ratify that appointment. Although submission of this matter to Shareholders is not required by law, in the event of a negative vote, the Board of Directors will reconsider its selection. Ratification of the appointment will require that, at a meeting where a quorum is present, the votes cast in favor of the ratification exceed those votes cast opposing ratification. Deloitte and Touche L.L.P. is expected to have a representative at the Annual Meeting who will be available to respond to appropriate questions from Shareholders attending the meeting.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              ---------------------

                               EXECUTIVE OFFICERS

         The executive officers of the Company ("Officers"), their ages, and positions with the Company are set forth below:



      NAME                 AGE                       POSITION WITH COMPANY
      ----                 ---                       ---------------------
Manfred K. Kruger          54               President, Chief Executive Officer & Chief Operating Officer
George Lombardi            57               Chief Financial Officer, Treasurer and Secretary


         Pursuant to the Company's Bylaws, Officers are appointed annually by the Board of Directors, at its annual meeting, to hold such office until an Officer's successor shall have been duly appointed and qualified, unless an Officer sooner dies, resigns or is removed by the Board. Mr. Kruger is also a nominee for election as Director at the Annual Meeting. Mr. Kruger's business experience and other biographical information are summarized in the forepart of this Proxy Statement under the caption "Proposal I - Election of Directors." Mr. Lombardi's biographical information is summarized below.

         GEORGE LOMBARDI is the Company's Chief Financial Officer, Treasurer and Secretary. He joined the Company in March 1998. Mr. Lombardi was the Vice President, Chief Financial Officer of Sheffield Pharmaceuticals, Inc., a publicly held (AMEX) development stage pharmaceutical/biotech Company. Before that, he was the CFO and Director of Fidelity Medical, Inc. and a Senior Financial Executive for the New Jersey and New England Operations of National Health Laboratories, Inc. Prior to this, Mr. Lombardi held Senior Financial positions at the Boehringer Ingelheim Pharmaceutical Company and the Revlon Healthcare Group in New York. Mr. Lombardi is a CPA certified in the state of New Jersey and has a degree in accounting from Fairleigh Dickinson University.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

         The following table sets forth the cash and non-cash compensation paid to or accrued to all persons who have served as Chief Executive Officer and other officers or individuals whose compensation exceeded $100,000 for the Fiscal Year 2000.

                           SUMMARY COMPENSATION TABLE


                                       Annual Compensation                  Long Term Compensation
                                       -------------------                  ----------------------
                                                                             Awards            Payouts
-----------------------------------------------------------------------------------------------------------------------
                                                                                   Securities
                                                          Other        Restricted  Underlying
 Name And Principal    Fiscal                             Annual       Stock         Options    LTIP        All Other
      Position          Year     Salary     Bonus      Compensation     Award(s)       (#)      Payouts    Compensation
                                   ($)       ($)           ($)            ($)          (1)        ($)          ($)
-----------------------------------------------------------------------------------------------------------------------
Charles C. Dragone
Interim Chief           2000     12,000       0             0              0            0          0            0
Executive Officer       1999     18,000       0             0              0            0          0            0

Manfred K. Kruger
President, Chief        2000     174,200    70,000          0              0         210,000       0          22,000
Executive Officer &     1999     150,000    23,400          0              0         42,500        0          10,900
Chief Operating         1998     134,691    21,894          0              0         25,000        0          24,900
Officer

George Lombardi
Chief Financial         2000     143,500    38,000          0              0         50,000        0            0
Officer, Treasurer      1999     132,500    16,600          0              0         33,000        0            0
and Secretary           1998     63,462     6,400           0              0         100,000       0            0


   (1) Mr. Dragone was appointed as Interim Chief Executive Officer and he served in this capacity from July 1, 1999 to November 30, 1999. On December 1, 1999, Mr. Kruger was appointed Chief Executive Officer.

         EMPLOYMENT AGREEMENTS

         The Company has an employment agreement with Manfred Kruger, its President, Chief Executive Officer, Chief Operating Officer and Managing Director, International Operations. Pursuant to that agreement, the term of Mr. Kruger's employment with the Company commenced on June 16,1997. The agreement is for an indefinite period and shall terminate upon written notice by the Company, notice of his election to terminate, or the Company terminates his employment for cause. Minimum notice of termination by the Company, except for cause, is one year from the end of a calendar quarter. Mr. Kruger's annual base salary is currently $230,000. In addition, an annual bonus is provided in an amount equal to 35% of his annual base salary, subject to the satisfaction of reasonable performance goals.

         The Company has an employment agreement with George Lombardi, its Chief Financial Officer, Treasurer and Secretary. Pursuant to that agreement, the term of Mr. Lombardi's employment with the company commenced on March 30, 1998 and shall terminate on March 30, 2000, subject to automatic extensions for additional one-year periods, unless the Company or Mr. Lombardi delivers a written notice of his or its election to terminate, or the Company terminates his employment for cause. Mr. Lombardi's annual base salary is currently $150,000. In addition, an annual bonus is provided in an amount equal to 30% of his annual base salary, subject to the satisfaction of reasonable performance goals.

OPTIONS GRANTS IN FISCAL YEAR 2000

                        OPTION GRANTS IN FISCAL YEAR 2000
                               (Individual Grants)

                                 Number of Securities
                                  Underlying Options        Percent of Total
                                        Granted            Options Granted To     Exercise or
                                          (#)                   Employees          Base Price     Expiration
             Name                                                                    ($/Sh)          Date
----------------------------------------------------------------------------------------------------------------
Charles C. Dragone                      10,000                    1.5%               $5.00      April 27, 2005

Manfred K. Kruger                      160,000                   23.3%               $0.94      October 1, 2009
                                        50,000                    7.3%               $5.00      April 27, 2010

George Lombardi                         50,000                    7.3%               $0.94      October 1, 2009



         The following table sets forth the value of the unexercised options at September 30, 2000. No options were exercised during this fiscal year. The market price of the Company's common stock at September 30, 2000 was $5.875.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                 Number of Unexercised                  Value of Unexercised
                                                      Options at                       In-the-Money Options at
                                                  September 30, 2000                     September 30, 2000
----------------------------------------------------------------------------------------------------------------
     Name                                   Exercisable     Unexercisable       Exercisable        Unexercisable
------------------                          -----------     -------------       -----------        -------------
Charles C. Dragone                            158,289              -0-              $ 655,400            $-0-
Manfred K. Kruger                             246,250            231,250          $ 1,031,825          $ 940,075
George Lombardi                               105,500             77,500            $ 414,041          $ 341,644



401(K) PLAN

         The Board of Directors of the Company approved a tax-deferred investment plan (the "401(k) Plan") effective in 1991. All full-time employees of the Company may elect to participate in the 401(k) Plan, once he or she has completed six (6) months of service to the Company. Under the 401(k) Plan, a participating employee is given an opportunity to make an elective contribution under a salary deferral savings arrangement of up to a maximum of 15% of the participant's pre-tax compensation, up to a maximum of $10,500 per year. In addition, the Company makes a separate matching contribution, in an amount equal to 50% of the amount contributed by the employee, up to a maximum dollar amount equal to 6% of the employee's annualized compensation in that year. An employee of the Company may elect to retire after attaining age 65, or after age 55 and the completion of five (5) years of service, if earlier. At that time, the total amount contributed, plus any accumulated earnings, will be used to provide a lump sum payment to any retiring participant in the 401(k) Plan. Participants terminating employment prior to normal retirement date will be fully vested in their own elective contribution. Funds accumulated from the Company's matching contributions will vest over a six-year period. During Fiscal 2000, Mr. Lombardi participated in the 401(k) Plan at 6% of his salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 28, 1999, Renaissance converted a Convertible Debenture and accrued interest and expenses (approximately $2,162,000) into 4,600,507 shares of the Company's Common Stock. In consideration of the agreement to convert, the Company issued to Renaissance 149,334 common shares as prepayment for one year's interest on the Debenture and agreed to amend its outstanding Stock Purchase Warrants, totaling 1,353,957, by reducing the exercise price from $2.50 per share to $1.25 per share if such warrants are exercised by June 30, 2000, after which date such warrants shall revert to their initial terms. A loss of $187,000 on the conversion of the debenture has been recognized in net income in 1999.

         On January 29, 1999, Renaissance purchased 300,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, exercisable at $1.50 per share. In December 2000, Renaissance exercised such 300,000 warrants.

         On June 28, 2000, Renaissance converted its Convertible Debenture (approximately $490,000) into 363,000 shares of the Company's Common Stock. In addition, Renaissance exercised warrants to purchase 1,103,957 shares of Common Stock at an exercise price of $1.25 per share. In December 2000, Renaissance exercised warrants to purchase 400,000 shares of Common Stock at an exercise price of $1.25 per share. Also in December 2000, Renaissance exercised an option to purchase 2,500 shares of Common Stock at an exercise price of $2.22 per share.

         On February 1, 1999, Mr. Roelke, a Director of the Company purchased 100,000 Units at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, exercisable at $1.50 per share. On September 18, 2000, Mr. Roelke exercised such warrants and purchased 100,000 shares of Common Stock of the Company at an exercise price of $1.50 per share.

         On October 26 and November 12, 1999, Mr. Pauken, a Director of the Company purchased 40,000 and 35,000 Units, respectively, at $1.00 per Unit, each Unit consisting of one common share of the Company and one Common Stock Purchase Warrant, expiring December 31, 2000, at an exercise price of $1.50 per share. During the year, Mr. Pauken exercised such 75,000 warrants. In addition, during the year, Mr. Pauken exercised various options and warrants at exercise prices ranging from $1.18 to $1.50 per share, thereby purchasing 17,091 Common Shares of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of February 12, 2001, by
(i) each person known to the Company to own beneficially more than 5% of its Common Stock, (ii) each director and executive officer of the Company, and (iii) all directors and executive officers as a group. As of February 12, 2001, there were approximately 14,847,750 shares of Common Stock issued and outstanding.


       NAME AND ADDRESS                                                         AMOUNT AND NATURE          PERCENTAGE
     OF BENEFICIAL OWNER                                                      OF BENEFICIAL OWNER (1)(2)   OF CLASS (3)
     -------------------                                                      --------------------------   ------------
Capital Partners II, Ltd. Liquidating Trust (4) ................................   7,905,908               53.24%
    5646 Milton Street
    Suite 900
    Dallas, TX 75206

NatWest Ventures (Investments) Ltd. ............................................   1,896,794               12.77%
    Fenchurch Exchange
    8 Fenchurch Place
    London, England
    EC3M4TE

Sulzer Medica USA Holding Co (5) ...............................................   1,344,670                9.06%
3 East Greenway Plaza, Suite 1600
Houston, Texas 77046

G. Russell Cleveland (6) .......................................................      67,300                    *

Charles Dragone (7) ............................................................     193,187                1.29%

Robert C. Farone (8) ...........................................................     105,814                    *

Dr. J. Harold Helderman (9) ....................................................      84,488                    *

Manfred K. Kruger (10).........................................................      351,250                2.37%

George Lombardi (10) ...........................................................     150,500                1.01%

Thomas W. Pauken (11) ..........................................................   8,152,948               54.65%

Elroy G. Roelke (12) ...........................................................     267,901                1.79%

Carlton E. Turner (10) .........................................................      20,000                    *

All directors and officers as a group (9 persons) ..............................   9,393,388               59.21%



-------------------
*      Less than 1%

1 In accordance with Rule 13d-3 promulgated pursuant to the Exchange Act, a person is deemed to be the beneficial owner of the security for purposes of the rule if he or she has or shares voting power or dispositive power with respect to such security or has the right to acquire such ownership within sixty days. As used herein, "voting power" is the power to vote or direct the voting of shares and "dispositive power" is the power to dispose or direct the disposition of shares, irrespective of any economic interest therein.

2        Except as otherwise common stock beneficially owned by them.

3 In calculating the percentage indicated by footnote, the persons named in the table have sole voting and investment power with respect to all of the ownership for a given individual or group, the number of shares of common stock outstanding includes unissued shares subject to options, warrants, rights or conversion privileges exercisable within sixty days after January 31, 2001 held by such individual or group.

4        Includes 1,000 shares of common stock, which Capital Partners II, Ltd.
         Liquidating Trust has the right to acquire within sixty (60) days. See Notes 5, 8 and 11.

5 On December 26, 2000 Sulzer Medica USA Holding Co. completed a tender offer and purchased approximately 50% of the outstanding interests in Capital Partners II, Ltd. Liquidating Trust. See Notes 4, 8, and 11.

6 Includes 58,650 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days. Mr. Cleveland is the President and majority shareholder of Renaissance Capital Group, Inc. His business address is 8080 N. Central Expressway, Suite 210-LB 59, Dallas, TX 75206.

7 Includes 154,500 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days and 38,687 shares for which Mr. Dragone shares voting and investment power with his spouse.

8 Includes 50,000 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days. Mr. Farone is a Supervisory Trustee of Capital Partners II, Ltd. Liquidating Trust. See Notes 4, 5, and 11.

9 Includes 78,494 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

10 All of the shares of common stock beneficially owned by Messrs. Kruger, Lombardi and Turner, are derivative securities issuable upon exercise of options exercisable within sixty (60) days.

11 Includes all of the shares of common stock beneficially owned by Capital Partners II, Ltd Liquidating Trust. See Notes 4, 5 and 8. Mr. Pauken is the Liquidating Trustee of Capital Partners II, Ltd. Liquidating Trust. Mr. Pauken separately has beneficial ownership in 247,040 shares of common stock. It also includes 70,000 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

12 Includes 83,591 shares of common stock issuable upon exercise of options and warrants exercisable within sixty (60) days.

                                VOTING SECURITIES

         Under the Florida Business Corporation Act ("FBCA"), directors are elected by a plurality of the votes cast at a meeting in which a quorum is present. In connection with an election of directors, votes may be cast in favor of, or withheld from, each nominee. Votes withheld from a nominee will be counted in determining whether a quorum has been reached. However, since directors are elected by a plurality, votes withheld from a nominee or nominees will be excluded entirely and will not be counted as a vote cast in an election of directors.

         In connection with the proposals to ratify the Company's auditors, votes may be cast "For" or "Against" a proposal, or a Shareholder may "Abstain" from voting on the proposal or proposals. Under the FBCA, at a meeting where a quorum is present, all matters submitted to Shareholders (other than an election of directors) are approved if the vote's cast in favor of the action exceeds the vote's cast in opposition to the matter presented (unless the Articles of Incorporation or state law requires a greater number of votes). Accordingly, with respect to any proposal coming before the Annual Meeting, other than the election of Directors, all abstentions and broker non-votes will be counted as present for purposes of determining the existence of a quorum, but since they are neither a vote cast in favor of, or a vote cast against, a proposed action, abstentions and broker non-votes will not be counted as a vote cast on any matter coming before the meeting. A broker non-vote generally occurs when a broker, who holds shares in street name for a customer, does not have authority to vote on certain non-routine matters because its customer has not provided any voting instructions on the matter.

         Each Common Share outstanding on the Record Date entitles the record holder thereof to cast one vote with respect to each matter to be voted upon.

                              SHAREHOLDER PROPOSALS

         Eligible Shareholders who wish to present proposals for action at the 2002 Annual Meeting of Shareholders should submit their proposals in writing to the President of the Company at the address of the Company set forth on the first page of this Proxy Statement. The President must receive proposals no later than October 29, 2001 for inclusion in next year's proxy statement and proxy card. A Shareholder is eligible to present proposals if, at the time he or she submits a proposal or proposals, the Shareholder owns at least 1% or $1,000 in market value of Common Shares and has held such shares for at least one year, and the Shareholder continues to own such shares through the date of the 2002 Annual Meeting.

                                  ANNUAL REPORT

         A copy of the Company's Annual Report on Form 10-KBS, including the financial statements and schedules thereto (without exhibits), (the "2000 Annual Report"), accompanies this Proxy Statement and the Notice of Annual Meeting of Shareholders. The 2000 Annual Report is not part of the proxy solicitation materials.

                               SOLICITATION COSTS

         The Company will bear the costs of preparing, assembling and mailing the Proxy Statement, the proxy card, and the 2000 Annual Report in connection with the Annual Meeting. In addition to the use of the mail to solicit proxies for the Annual Meeting, certain employees of the Company may be utilized by the Company to solicit Shareholders' proxies by telephone, telegraph or in person. Such employees will not receive additional compensation for such services to the Company. Arrangements may be made with banks, brokerage houses, and other institutions, nominees, and fiduciaries, to forward the proxy materials to beneficial owners and to obtain authorization from beneficial owners for the execution of proxies. The Company will, upon request, reimburse those persons and entities for expenses incurred in forwarding proxy materials to beneficial owners.

                                  OTHER MATTERS

         At the time of the preparation of this Proxy Statement, the Board of Directors of the Company had not been informed of any matters which would be presented for action at the Annual Meeting, other than the proposals specifically set forth in the Notice of Annual Meeting of Shareholders and referred to herein. If any other matters are properly presented for action at the Annual Meeting, it is intended that the persons named in the accompanying proxy card will vote or refrain from voting in accordance with their best judgment on such matters after consultation with the Board of Directors.


                                              By Order of the Board of Directors


                                              THOMAS W. PAUKEN
                                              CHAIRMAN OF THE BOARD

February 20, 2001
Clifton, New Jersey

                                                                      Appendix A
                              TUTOGEN MEDICAL, INC.

                             AUDIT COMMITTEE CHARTER

I. ORGANIZATION

The Audit Committee (Committee) assists the Board of Directors (Board) in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, internal control and financial reporting practices of the Company. It may also have such other duties as may from time to time be assigned to it by the Board.

The membership of the Committee shall consist of at least three directors, who are each free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence and financial literacy requirements for serving on Committees, and at least one member shall have accounting or related financial management expertise, all as set forth in the applicable rules, as appropriate from time to time, of the Securities and Exchange Commissions and the New York Stock Exchange, NASDAQ, or American Stock Exchange.

The Committee shall maintain free and open communication with the independent auditors, the internal auditors and Company management. In discharging its oversight role, the Committee is empowered to investigate any matter relating to the Company's accounting, auditing, internal control or financial reporting practices brought to its attention, with full access to all Company books, records, facilities and personnel. The Committee may retain outside counsel, auditors or other advisors.

One member of the Committee shall be appointed as Chairman by the Board. The Chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, and making regular reports to the Board. The Chairman will also maintain regular liaison with the CEO, CFO, the lead independent audit partner and the director of internal audit.

The Committee shall meet at least four times a year, or more frequently as the Committee considers necessary. At least once each year the Committee shall have separate private meetings with the independent auditors, management and the internal auditors.

II. RESPONSIBILITIES

The Committee's job is one of oversight. Management is responsible for the preparation of the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time, and more detailed knowledge and information regarding the Company's accounting, auditing, internal control and financial reporting practices than the Committee does; accordingly the Committee's oversight role does not provide any expert or special assurance as to the financial statements and other financial information provided by the Company to its shareholders and others.

In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

--------------------------------------------------------------------------------

In carrying out these responsibilities, the Committee will:

INDEPENDENT AUDITORS

1. Review and recommend to the directors on an annual basis the independent auditor to be selected to audit the financial statements of the Company and its divisions and subsidiaries; and review and recommend the fees and other compensation to be paid to the independent auditors.

2. On an annual basis, meet with representatives of the Company's the independent auditors, including those independent auditors responsible for the audit of each of the Company's significant subsidiaries, to review and discuss all significant relationships the independent auditors have with the Company to determine the independence of such auditors and receive a letter from the independent auditors regarding their independence.

3. Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized.

4. Review each opinion or report of the independent auditors and review any comments or recommendations of the independent auditors with respect to the annual audited or interim financial statements.

5. Provide sufficient opportunity for the internal and independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

6. Review the range and cost of audit and non-audit services performed by the independent auditors.

7. Discuss with the independent auditors, at least annually, the matters required by SAS 61.

FINANCIAL REPORTING PROCESS

8. Review with the independent auditors, the company's internal audit systems and financial and accounting personnel, and the adequacy and effectiveness of the accounting and financial controls of the Company.

9. Review any recommendations from the independent auditors for the improvement of the Company's internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

10. Review any internal reports to management prepared by the internal auditing department and management's response. .

11. Review the internal audit function of the Company, including the independence and authority of its reporting obligations; the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

12. Review the Company's audited financial statements with management and the independent auditors, including the nature and extent of any significant change in accounting principles or the application of such principles, and recommend to the full Board as to the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K.

--------------------------------------------------------------------------------

Review with financial management and the independent auditors the interim financial results prior to their public release or prior to the filing of the Quarterly Report on Form 10-Q. The Chairman of the Committee may represent the entire committee for purpose of this review.

Review Company counsel's summary of any legal matter that could have a significant impact on the Company's financial statements.

ACCOUNTABILITY TO BOARD OF DIRECTORS

Report through its Chairman to the Board following the meetings of the Committee.

16. Maintain minutes or other records of the meeting and activities of the Committee all of which will be submitted to the corporate secretary to be filed with the minutes of meetings of the Company's Board.

17. Review this Charter annually and report and make recommendations to the Board regarding revisions to this Charter.

OTHER

18. Investigate any matter brought to its attention within the scope its duties, with the power to retain outside counsel for this purpose if in its judgment, that is appropriate.

19. Perform any other activities consistent with this Charter, the Company's by-laws and charter documents and governing law as the Committee or the Board deems necessary or appropriate.

20. Prepare a letter for inclusion in the annual proxy statement that describes the committee's compositions and responsibilities, and how they were discharged.